UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.  )
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DELEK US HOLDINGS, INC.

(Name of Registrant as Specified In Its Charter)

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AMENDMENT TO THE PROXY STATEMENT FOR THE
ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON MAY 4, 2010
This document is an amendment to our Proxy Statement dated April 1, 2010 (the “Proxy Statement”). The Proxy Statement is furnished in connection with the Annual Meeting of Stockholders of Delek US Holdings, Inc. to be held at 2:00 p.m. central daylight time on May 4, 2010 at the Franklin Marriott Cool Springs, 700 Cool Springs Boulevard, Franklin, Tennessee.
EXPLANATORY STATEMENT
Subsequent to the filing and mailing of our Proxy Statement, we discovered an error in the computation of the aggregate grant date fair value of the 1,850,040 stock appreciation rights (“SARs”) granted to our President and Chief Executive Officer, Ezra Uzi Yemin, on September 30, 2009. As a result of this error, the aggregate grant date fair value of these SARs and Mr. Yemin’s total compensation for 2009 were overstated, and the percentage of Mr. Yemin’s total 2009 compensation represented by his salary was understated. The portions of the Proxy Statement affected by this error are restated below. All other information set forth in the Proxy Statement (including, without limitation, the text of the footnotes referenced in the tables below) is unchanged.
Summary Compensation Table

(a)	(b)	(c)		(d)		(e)	(f)	(i)		(j)
						Stock	Option	All Other
Name and		Salary*		Bonus		Awards	Awards	Compensation		Total
Principal Position	Fiscal Year	($)	(%)(1)	($)(2)	(%)(1)	($)(3)	($)(4)	($)		($)
	2009	486,000	13.7	0	0.0	0	2,767,201	290,502	(5)	3,543,703
Ezra Uzi Yemin	2008	288,000	28.0	400,000	38.9	0	0	339,092		1,027,092
President / CEO	2007	288,000	36.0	400,000	50.0	0	0	111,555		799,555
*	Represents 27 bi-weekly pay periods during the fiscal year ended December 31, 2009.

(1)	This column represents the dollar amount as a percentage of the Total Compensation figure set forth in column (j).

(2)	Bonuses for the 2009 fiscal year consist of bonuses of $50,000 paid to each of Messrs. Cox, Ginzburg and Green pursuant to their respective employment agreements. Bonuses for the 2008 fiscal year consist of a special bonus paid in September 2008 to Mr. Yemin and annual bonuses paid in March 2009 to Messrs, Morgan, Ginzburg, Green and Gregory. Bonuses for the 2007 fiscal year consist of a special bonus paid in July 2007 to Mr. Yemin and annual bonuses paid in March 2008 to each of Messrs. Morgan, Ginzburg, Green and Gregory.

(3)	This column represents the aggregate grant date fair value computed in accordance with FASB ASC Topic 718 for financial statement reporting purposes for the fair value of RSUs granted in 2009 under the Plan. Fair value is calculated using the closing price of our stock on the date of grant. The grant date fair value for the 2009 grants was $9.17 for Messrs. Ginzburg, Green and Zamir and $8.32 for Mr. Cox. Assumptions used in the calculation of this amount for the 2009 fiscal year are included in footnote 12 to our audited financial statements for the 2009 fiscal year included in our Annual Report on Form 10-K filed with the SEC on March 12, 2010.

(4)	This column represents the aggregate grant date fair value computed in accordance with FASB ASC Topic 718 for financial statement reporting purposes for the fair value of NQSO and SAR awards pursuant to the Plan. Pursuant to SEC rules, the amounts shown exclude the impact of estimated forfeitures related to service-based vesting conditions. Assumptions used in the calculation of this amount for the 2009 fiscal year are included in footnote 12 to our audited financial statements for the 2009 fiscal year included in our Annual Report on Form 10-K filed with the SEC on March 12, 2010. Amounts shown include the $10,432 incremental fair value of replacement options granted to each of Messrs. Ginzburg and Green under the Exchange Offer (as described on page 33 of this Proxy Statement) computed in accordance with FASB ASC Topic 718.

(5)	For the fiscal year 2009, the amounts in this column consist of matching contributions to the Company’s 401(k) plan in the amount of $17,275, life insurance premiums in the amount of $498 and the incremental costs of the following perquisites and other payments received: rent-free residence in a company-owned house in the amount of $134,974, reimbursement of the value of income taxes incurred as a result of the residence benefit in the amount of $72,678, a family education allowance of $37,384, the value of roundtrip airfare to Israel for himself and his family and reimbursement of the value of income taxes incurred as a result of the airfare benefit, personal use of a company-owned automobile, professional tax preparation fees and home telephone. We calculated the aggregate incremental cost of Mr. Yemin’s residence as the fair rental value of the property. We calculated the aggregate incremental cost of the education allowance and tax reimbursement as the dollar amount paid by us for each.

Grants of Plan Based Awards in 2009

						Exercise or	Grant Date
			Stock Awards:			Base Price of	Fair Value of
			Number of	Option Awards: Number		Option	Stock and
	Grant	Authorization	Shares of Stock	of Securities Underlying		Awards	Option
Name	Date	Date	or Units (#)	Options (#)		($/Share) (1)	Awards (2)
	9/30/2009	9/25/2009	0	640,440	(3)	8.57	$1,358,444
	9/30/2009	9/25/2009	0	246,400	(3)	12.40	$308,000
	9/30/2009	9/25/2009	0	246,400	(3)	13.20	$288,288
Ezra Uzi Yemin	9/30/2009	9/25/2009	0	246,400	(3)	14.00	$280,896
	9/30/2009	9/25/2009	0	246,400	(3)	14.80	$278,432
	9/30/2009	9/25/2009	0	224,000	(3)	15.60	$253,120
(1)	For a description of the manner in which we determine the exercise prices of NQSOs under the Plan, you should read the discussion at page 32 of this Proxy Statement.

(2)	The amounts in this column reflect the aggregate grant date fair value computed in accordance with FASB ASC Topic 718 for financial statement reporting purposes over the expected term of the grant. Assumptions used in the calculation of this amount for the 2009 fiscal year are included in footnote 12 to our audited financial statements for the 2009 fiscal year included in our Annual Report on Form 10-K filed with the SEC on March 12, 2010.

(3)	Pursuant to his employment agreement, Mr. Yemin was granted 1,850,040 SARs on September 30, 2009 as follows:

SARs (#)	Vesting Date(s)	Base Price ($)
391,380	All vest on 3/31/2010	8.57
249,060	Vest monthly from 4/30/2010 -- 10/31/2010	8.57
246,400	All vest on 3/31/2010	12.40
246,400	Vest monthly from 4/30/2010 -- 2/28/2011	13.20
246,400	Vest monthly from 3/31/2011 -- 1/31/2012	14.00
246,400	Vest monthly from 2/29/2012 -- 12/31/2012	14.80
224,000	Vest monthly from 1/31/2013 -- 10/31/2013	15.60

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